Exhibit 10.12

DRAFT

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, FIRST BANKERS TRUST SERVICES, INC, AS TRUSTEE FOR THE NAUGATUCK VALLEY SAVINGS AND LOAN EMPLOYEE STOCK OWNERSHIP PLAN TRUST (the “Borrower”), hereby promises to pay to the order of NAUGATUCK VALLEY FINANCIAL CORPORATION (the “Lender”) $         (the “Principal Amount”) payable in accordance with the Loan Agreement made and entered into between the Borrower and the Lender of even date herewith (“Loan Agreement”) pursuant to which this Promissory Note is issued.

The Principal Amount of this Promissory Note shall be payable in accordance with the schedule attached hereto (“Schedule I”).

This Promissory Note shall bear interest at the rate per annum set forth or established under the Loan Agreement, such interest to be payable in accordance with Schedule I.

Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender’s receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates on interest which may be charged or collected by the Lender. Any such payments on interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.

Payments of both principal and interest on this Promissory Note are to be made at the principal office of the Lender or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

Failure to make any payments of principal on this Promissory Note when due, or failure to make any payment of interest on this Promissory Note not later than five (5) Business Days after the date when due, shall constitute a default hereunder, whereupon the principal amount of accrued interest on this Promissory Note shall immediately become due and payable in accordance with the terms of the Loan Agreement.

This Promissory Note is secured by a Pledge Agreement between the Borrower and the Lender of even date herewith and is entitled to the benefits thereof.

NAUGATUCK VALLEY SAVINGS AND LOAN EMPLOYEE STOCK OWNERSHIP PLAN TRUST

Authorized Trust Officer for First Bankers Trust Services, Inc.

DRAFT

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Pledge Agreement”) is made as of             , 2010, by and between FIRST BANKERS TRUST SERVICES, INC., AS TRUSTEE FOR THE NAUGATUCK VALLEY SAVINGS AND LOAN EMPLOYEE STOCK OWNERSHIP PLAN TRUST (“Pledgor”), and NAUGATUCK VALLEY FINANCIAL CORPORATION (“Pledgee”).

W I T N E S S E T H

WHEREAS, this Pledge Agreement is being executed and delivered to the Pledgee pursuant to the terms of a Loan Agreement (“Loan Agreement”), by and between the Pledgor and the Pledgee.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Loan Agreement, the parties hereto do hereby covenant and agree as follows:

Section 1. Definitions. The following definitions shall apply for purposes of this Pledge Agreement, except to the extent that a different meaning is plainly indicated by the context; all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement:

Collateral shall mean the Pledged Shares and, subject to Section 5 hereof, and to the extent permitted by applicable law, all rights with respect thereto, and all proceeds of such Pledged Shares and rights.

ESOP shall mean the Naugatuck Valley Savings and Loan Employee Stock Ownership Plan, as amended and restated.

Event of Default shall mean an event so defined in the Loan Agreement.

Liabilities shall mean all amounts the Pledgor owes the Pledgee under the Loan Agreement and the Promissory Note entered into on             , 2010 and all amendments thereto.

Pledged Shares shall mean all the Shares of Common Stock of Naugatuck Valley Financial Corporation purchased by the Pledgor with the proceeds of the loan made by the Pledgee to the Pledgor pursuant to the Loan Agreement, but excluding any such shares previously released pursuant to Section 4 of this Pledge Agreement.

Section 2. Pledge. To secure the payment of and performance of all the Liabilities, the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee, a security interest in, and lien upon, the Collateral.

Section 3. Representations and Warranties of the Pledgor. The Pledgor represents, warrants, and covenants to the Pledgee as follows:

(a) the execution, delivery and performance of this Pledge Agreement and the pledging of the Collateral hereunder do not and will not conflict with, result in a violation of, or constitute a default under, any agreement binding upon the Pledgor;

(b) the Pledged Shares are and will continue to be owned by the Pledgor free and clear of any liens or rights of any other person except the lien hereunder and under the Loan Agreement in favor of the Pledgee, and the security interest of the Pledgee in the Pledged Shares and the proceeds thereof is and will continue to be prior to and senior to the rights of all others;

(c) this Pledge Agreement is the legal, valid, binding and enforceable obligation of the Pledgor in accordance with its terms;

(d) the Pledgor shall, from time to time, upon request of the Pledgee, promptly deliver to the Pledgee such stock powers, proxies, and similar documents, satisfactory in form and substance to the Pledgee, with respect to the Collateral as the Pledgee may reasonably request; and

(e) subject to the first sentence of Section 4(b) of this Pledge Agreement, the Pledgor shall not, so long as any Liabilities are outstanding, sell, assign, exchange, pledge or otherwise transfer or encumber any of its rights in and to any of the Collateral.

Section 4. Eligible Collateral.

(a) As used herein the term “Eligible Collateral” shall mean the amount of Collateral which has an aggregate fair market value equal to the amount by which the Pledgor is in default or such lesser amount of Collateral as may be required pursuant to Section 13 of this Pledge Agreement.

(b) The Pledged Shares shall be released from this Pledge Agreement in a manner conforming to the requirements of Treasury Regulations Section 54.4975-7(b)(8), as the same may be from time to time amended or supplemented, and the applicable provisions of the ESOP. Subject to the Treasury Regulations, the Pledgee may from time to time, after any Default or Event of Default, and without prior notice to the Pledgor, transfer all or any part of the Eligible Collateral in the name of the Pledgee or its nominee, without disclosing that such Eligible Collateral is subject to any rights of the Pledgor and may from time to time, whether before or after any of the Liabilities shall become due and payable, without notice to the Pledgor, take all or any of the following actions: (i) notify the parties obligated on any of the Eligible Collateral to make payment to the Pledgee of any amounts due or due to become due thereunder, (ii) release or exchange all or any part of the Eligible Collateral, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (iii) take control of any proceeds of the Eligible Collateral.

Section 5. Delivery.

(a) The Pledgor shall deliver to the Pledgee upon execution of this Pledge Agreement (i) either (A) certificates for the Pledged Shares, each certificate duly signed in blank by the Pledgor or accompanied by a stock transfer power duly signed in blank by the Pledgor and each such certificate accompanied by all required documentary or stock transfer tax stamps or (B) if the Trustee does not yet have possession of the Pledged Shares, an assignment by the Pledgor of all the Pledgor’s rights to and interest in the Pledged Shares and (ii) an irrevocable proxy, in form and substance satisfactory to the Pledgee, signed by the Pledgor with respect to the Pledged Shares.

(b) Subject to the provisions of Section 6 of this Pledge Agreement, the Pledgor shall (i) be entitled to exercise any and all voting and other rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement, and (ii) be entitled to receive any and all cash dividends or other distributions paid in respect of the Collateral.

Section 6. Events of Default.

(a) If a Default or Event Default shall be existing, in addition to the rights it may have under the Loan Agreement, the Promissory Note, and this Pledge Agreement, or by virtue of any other instrument, (i) the Pledgee may exercise, with respect to the Eligible Collateral, from time to time, any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in the State of Connecticut or otherwise available to it and (ii) the Pledgee shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsement, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Eligible Collateral. Written notification of intended disposition of any of the Eligible Collateral shall be given by the Pledgee to the Pledgor at least three (3) business days before such disposition. No action of the Pledgee permitted hereunder shall impair or affect its rights in and to the Eligible Collateral. All rights and remedies of the Pledgee expressed hereunder are in addition to all other rights and remedies possessed by it, including, without limitation, those contained in the documents referred to in the definition of Liabilities in Section 1 hereof.

(b) In any sale of any of the Eligible Collateral after a Default or an Event of Default shall have occurred, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel if necessary in order to avoid violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Eligible Collateral), or in order to obtain such required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale’s being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Eligible Collateral is sold in compliance with any such limitation or restriction.

Section 7. Payment in Full. Upon the payment in full of all outstanding Liabilities, this Pledge Agreement shall terminate and the Pledgee shall forthwith assign, transfer and deliver to the Pledgor, against receipt and without recourse to the Pledgee, all Collateral then held by the Pledgee pursuant to the Pledge Agreement.

Section 8. No Waiver. No failure or delay on the part of the Pledgee in exercising any right or remedy hereunder or under any other document which confers or grants any rights to the Pledgee in respect of the Liabilities shall operate as a waiver thereof nor shall any single or partial exercise of any such rights or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy of the Pledgee.

Section 9. Binding Effect; No Assignment or Delegation. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Pledgee and their respective successors and assigns, except that the Pledgor may not assign or transfer its rights hereunder without the prior written consent of the Pledgee (which consent shall not unreasonably be withheld). Each duty or obligation of the Pledgor to the Pledgee pursuant to the provisions of this Pledge Agreement shall be performed in favor of any person or entity designated by the Pledgee, and any duty or obligation of the Pledgee to the Pledgor may be performed by any other person or entity designated by the Pledgee.

Section 10. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements to be performed wholly within the State of Connecticut.

Section 11. Notices. All notices, requests, instructions or documents hereunder shall be in writing and delivered personally or sent by United States mail, registered or certified, return receipt requested, with proper postage prepaid as follows:

(a) If to the Pledgee:

(b) If to the Pledgor:

or at such other address as either of the parties may designate by written notice to the other party. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made, and, if delivered by mail, the date on which such notice, request, instruction, or document is deposited in the mail shall be the date of delivery. Each notice, request, instruction or document shall bear the date on which it is delivered.

Section 12. Interpretation. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision herein shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

Section 13. Construction. All provisions hereof shall be construed so as to maintain (a) the ESOP as a tax-qualified, leveraged employee stock ownership plan under Section 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”), (b) the ESOP Trust as exempt from taxation under Section 501(a) of the Code, and (c) the loan as an exempt loan under Section 54.4975-7(b) of the Treasury Regulations and as described in Department of Labor Regulation Section 2550.408b-3.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Pledge Agreement has been duly executed by the parties hereto as of the day and year first above written.

NAUGATUCK VALLEY SAVINGS AND LOAN EMPLOYEE STOCK OWNERSHIP PLAN TRUST

Authorized Trust Officer for First Bankers Trust Services Inc.

NAUGATUCK VALLEY FINANCIAL CORPORATION

By:
Duly Authorized Officer

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